                                                                  EXHIBIT 10.178

                                February 8, 1999

Mr. Jon Joseph
Preferred Equities Corporation
4310 Paradise Road
Las Vegas, Nevada 89109-6597

        Re: Forbearance Agreement and Amendment No. 5 to Second Amended and Restated Consolidated Loan and Security Agreement (the "Agreement") dated as of December 23, 1998, by and between Preferred Equities Corporation (PEC") and FINOVA Capital Corporation ("FINOVA")

Dear Mr. Joseph:

        The purpose of this letter is to confirm certain understandings and additional agreements that PEC and FINOVA have reached concerning the Agreement. Terms used in this letter which are defined in the Agreement shall have the same meaning and definition when used in this Letter.

        Notwithstanding contrary provisions that may be contained in the Agreement, FINOVA and PEC have agreed to the following:

        1. The deadline to satisfy the Conditions Subsequent associated with only the Brigantine Inn, Brigantine Villas and CNUC projects shall be extended to February 12, 1999.

        2. Provided there is no Event of Default or Incipient Default, the Advance of the Tranche B Loan may occur at any time prior to March 31, 1999. Notwithstanding the fact that all Conditions Subsequent have not been satisfied as of the date of this letter, FINOVA will allow a partial advance upon the Tranche B Loan in the amount of $500,000, provided that, except as set forth in paragraph 1 of this letter, all of the other General Conditions and Conditions Subsequent have been satisfied prior to the partial advance. The Borrower acknowledges that the foregoing partial advance by FINOVA shall not be deemed to be waiver by FINOVA of its rights under the Agreement and/or its right to insist on strict performance by the Borrower of its obligations under the Agreement. Further, the Borrower acknowledges that FINOVA's obligation to make any further Advance of the Tranche B Loan remains subject to the continued satisfaction of the General Conditions and to the satisfaction of the Conditions Subsequent.

Mr. Jon Joseph
February 8, 1999
Page 2

        3. The Excess Proceeds Collateral or, where applicable, the Project Release Fee (collectively, the "Release Fee") for the following described properties shall be in the amount set forth opposite the name of the properties:

              Fountains                        $1,574 per Unit
              Project (Terraces 1)              1,078 per Unit
              Project (Terraces 2)              1,078 per Unit
              Project (Towers)                  1,039 per Unit
              Project (Villas)                  1,251 per Unit
              Winnick                             963 per Unit
              White Sands                         484 per Unit
              Project (Reno)                      851 per Unit
              Brigantine Inn                      955 per Unit
              Brigantine Villas                   893 per Unit
              Calvada RV Park                     300 per Unit
              Calvada Land                       2,815 per Lot

        With respect to only the aforementioned properties, FINOVA consents to the Borrower's sale of these properties for an amount less than eighty percent (80%) of the "Asking Price" as set forth in the Business Plan. Further, with respect to the Calvada Land, references to "Unit" shall be deemed to include the "Lots" located in this Project. With respect to any deed of trust or mortgage encumbering the above properties on behalf of FINOVA, each time share interval therein shall be deemed a "Unit" even if not a "Unit" as defined in the Documents.

        4. It is recognized that after the Release Fee for a particular Unit has been paid and the Unit released from the lien of the Documents, ownership of the Unit may revert back to the Borrower (which for purposes of this Paragraph shall be deemed to include any of its Affiliates that own a particular project) as a result of either (i) a default by the Purchaser under the Purchaser Notes which result in a termination of such Purchaser's rights with respect to such Unit (a "Foreclosure"), or (ii) the Borrower and the Purchaser in effect trading Units, whereby the Purchaser will reconvey the previously released Unit to the Borrower in return for a simultaneous conveyance by the Borrower of a similar or additional Unit (a "Trade"). In the event of the Foreclosure, the Unit will not once again be subject to the lien of the Documents and the Borrower will not be required to pay to FINOVA a Release Fee for the Unit when it is resold. However, it will be the responsibility of the Borrower, if requested by FINOVA, to provide evidence, acceptable to FINOVA, showing that it has previously paid the Release Fee for the Unit.

Mr. Jon Joseph
February 8, 1999
Page 3

        As to a Trade, two possible situations exist. The first is a Trade of the same number of Units (the "Even Trade"). The second is Trade whereby the Purchaser will convey to the Borrower a number of Units which is less than the number of Units being conveyed by the Borrower to the Purchaser (the number of Units conveyed to a Purchaser in excess of the number of Units being reconveyed to the Borrower are called the "Additional Units").

        In the Even Trade transactions occurring within the same project, no payment of a Release Fee to FINOVA shall be required for the Even Trade. However, for an Even Trade of Units located in two different projects, a payment will be due to FINOVA in an amount (the "Adjusted Release Fee") equal to the positive difference, if any, between the Release Fee due for Units traded to a Purchaser in the other project, and the Release Fee for the Units that are being reconveyed to the Borrower. As an illustration of the foregoing, assume that the Even Trade has the Purchaser reconveying to the Borrower one Unit in the Winnick Project and the Borrower has, in return for the Winnick Unit, conveyed to the Purchaser a Unit in the Fountains project. The Adjusted Release Fee due for the Fountains Unit that has been conveyed to the Purchaser shall be an amount equal to $611.00, which represents the result obtained by subtracting from the Release Fee for Fountains, the Release Fee for Winnick. This same method will be used if the Even Trade involves a multiple number of Units, however, for any Additional Units, the full Release Fee will be due and payable for each Additional Unit.

        Subject to compliance with the foregoing, in the event of a Trade, FINOVA will release from the lien of the Documents all Units conveyed to the Purchaser.

        All Units reacquired by a Borrower as a result of a Trade will automatically become subject to the lien of the Documents without the need to execute any further documents or to take any further action. On or before the tenth (10th) day of each calendar month, Borrower will submit to FINOVA a report (in a form reasonably acceptable to FINOVA) setting for the Units which, during the preceding calendar month, were reacquired by Borrower as a result of either a Trade or a Foreclosure. Concurrently with the report, Burrower will execute and deliver to FINOVA such recordable documents as are reasonably necessary to confirm that all Units acquired by Trade during the period covered by the Report are once again subject to the lien of the Documents.

        5. The Borrower has provided to FINOVA a February 2, 1999 memo (a copy of which is attached) outlining a proposed agreement with The Preferred RV Resorts Owners Association (the "Association") concerning the Calvada RV Park. In the event that the Borrower is able to enter into an agreement with the Association consistent with the terms outlined in the memo, FINOVA will not require the payment of a Release Fee for any of the Units in the Calvada RV Park that are conveyed to the Association in accordance with the agreement. FINOVA reserves the right to approve the agreement with the Association which approval shall not be unreasonably withheld provided that the same is consistent with the terms outlined in the memo.

Mr. Jon Joseph
February 8, 1999
Page 4

        6. The terms of the Documents, as specifically supplemented by this letter, remain in full force and effect. All provisions of the Documents, including without limitation, the time is of the essence provisions re hereby reiterated, and if ever waived, reinstated.

        Should the foregoing accurately reflect our agreements on the matters set forth herein, please acknowledge your agreement to the same by signing the enclosed copy of this letter and returning the same to the undersigned. It is agreed that in the event of a conflict or inconsistency between the provisions of this letter and the Agreement, this letter shall, as to the matters specifically addressed herein, govern and control. It is acknowledged and agreed that a default by the Borrower under this letter shall be an Event of Default.

                                            FINOVA Capital Corporation,
                                            a Delaware corporation

                                            By:
                                               ---------------------------------
                                            Its:
                                                --------------------------------

The foregoing has been seen and agreed to this 10th day of February, 1999.

Preferred Equities Corporation

By:
   ---------------------------------
Its:
    --------------------------------

The undersigned, the Guarantor of the Borrower, hereby acknowledges receipt of the foregoing and consents to the same, this 10th day of February, 1999.

MEGO Financial Corp.

By:
   ---------------------------------
Its:
    --------------------------------